Exhibit 10.3

Execution Version

AMENDMENT NO 4. TO CREDIT AGREEMENT

Dated as of October 3, 2013

among

JARDEN CORPORATION,

as the US Borrower,

JARDEN LUX HOLDINGS S.à r.l., JARDEN LUX S.à r.l. and JARDEN LUX FINCO S.à r.l.,

collectively, as the Luxembourg Borrower,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

and

THE LENDERS AND L/C ISSUERS PARTY HERETO

BARCLAYS BANK PLC,

as Sole Lead Arranger and a Joint Book-Running Manager,

J.P. MORGAN SECURITIES LLC, SUNTRUST ROBINSON HUMPHREY, INC., WELLS FARGO SECURITIES, LLC, DEUTSCHE BANK SECURITIES INC., and CREDIT SUISSE SECURITIES (USA) LLC

as Joint Book-Running Managers,

JPMORGAN CHASE BANK, N.A., SUNTRUST BANK, WELLS FARGO BANK, N.A., SOVEREIGN BANK, N.A., HSBC BANK USA, N.A., and CREDIT SUISSE SECURITIES (USA) LLC

as Co-Documentation Agents,

and

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of October 3, 2013 (this “Amendment”), among JARDEN CORPORATION, a Delaware corporation (the “US Borrower”), JARDEN LUX HOLDINGS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 152.067, having a share capital of EUR 35,000, JARDEN LUX S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 152.079, having a share capital of EUR 17,500 and JARDEN LUX FINCO S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 152.080, having a share capital of EUR 12,500 (collectively, the “Luxembourg Borrower” and, together with the US Borrower, the “Borrowers”), BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders and the L/C Issuers (in such capacities, together with any successor in such capacities, the “Administrative Agent”) and each Lender party hereto, amends certain provisions of the CREDIT AGREEMENT, dated as of March 31, 2011 (as amended by Amendment No. 1 to Credit Agreement, dated as of February 24, 2012, as amended by Amendment No. 2 to Credit Agreement, dated as of March 22, 2013, as amended by Amendment No. 3 to Credit Agreement, dated as of September 3, 2013, and as further amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders and the L/C Issuers party thereto from time to time and the Administrative Agent.

Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

WITNESSETH:

WHEREAS, pursuant to, and subject to the terms and conditions of, Section 2.01(c) (Facilities Increase) of the Credit Agreement, the Borrower Representative has requested on behalf of the US Borrower an increase (the “Third Facilities Increase”) in the aggregate principal amount of the Tranche B Term Loan Facility to be effectuated by the disbursement of an additional Series of Tranche B Term Loans to the US Borrower in an aggregate principal amount of $750,000,000 (the “Tranche BI Term Loans”);

WHEREAS, certain existing Lenders holding Tranche B Term Loans and certain other Persons as provided herein have committed to participate in the Tranche B1 Term Loans in the amount notified to such Person by the Administrative Agent (but in no event greater than the amount such Person committed to make as Tranche B1 Term Loans) by forwarding their commitment thereof to the Administrative Agent in accordance with Section 2.01(c) (Facilities Increase) of the Credit Agreement (collectively, the “Tranche B1 Term Loan Lenders”);

WHEREAS, in connection with its incurrence of the Tranche B1 Term Loans, the US Borrower intends to acquire (the “Acquisition”) all of the equity interests of Yankee Candle Investments LLC, a Delaware limited liability company;

WHEREAS, the Borrowers desire to amend certain provisions of the Credit Agreement as more fully described herein; and

WHEREAS, the Borrowers, each Guarantor party to the Guarantor Consent (as defined below), the Lenders executing this Amendment and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to amend certain provisions of the Credit Agreement, in each case, as more fully described herein (the Credit Agreement as amended hereby, the “Amended Credit Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Certain Amendments to the Credit Agreement. As of the Fourth Amendment Effective Date (as defined below), and subject to the satisfaction of the conditions set forth in Section 3 (Conditions to Effectiveness) hereof:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01:

“Fourth Amendment” means that certain Amendment No. 4 to this Agreement, dated as of October 3, 2013, among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means the date on which the Fourth Amendment shall have become effective in accordance with its terms.

“Fourth Amendment Guarantor Consent” means that certain Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement in the form attached as Exhibit A to the Fourth Amendment, dated as of October 3, 2013 and executed by each of the Guarantors.

“Individual Company Assets” means, for any Subsidiary of the US Borrower, as of any date of determination, the net book value of all assets of such Subsidiary (including Equity Securities of other Subsidiaries), determined in accordance with Applicable Accounting Standards, calculated on a consolidated basis for such Person and its Subsidiaries and excluding all intercompany items.

“Individual Company EBITDA” means, for any period for any Subsidiary of the US Borrower, the amount of Consolidated EBITDA attributable to such Subsidiary for such period, calculated on a consolidated basis for such Person and its Subsidiaries and excluding all intercompany items.

“Material Company” means (i) any Loan Party or (ii) any Subsidiary of the US Borrower that has Individual Company EBITDA or Individual Company Assets representing 5% or more of Consolidated EBITDA or Consolidated Total Assets, respectively. For this purpose:

(a) the (i) Individual Company EBITDA and (ii) Individual Company Assets will be determined from its financial statements upon which the latest audited financial statements of the US Borrower and its Subsidiaries have been based;

(b) if a Person becomes a Subsidiary of the US Borrower after the date on which the latest audited financial statements of the US Borrower and its Subsidiaries have been prepared, the (i) Individual Company EBITDA or (ii) Individual Company Assets of that Subsidiary will be determined from its latest financial statements; and

(c) if a Material Company disposes of all or substantially all of its assets to the US Borrower or another Subsidiary of the US Borrower, it will immediately cease to be a Material Company and upon a disposal to another Subsidiary, such other Subsidiary (if it is not already) will immediately become a Material Company.

“Permitted Unsecured Net Debt Proceeds” means, at any date, the Net Proceeds of a Debt Issuance on or after the Fourth Amendment Effective Date pursuant to clause (h)(III) of Section 7.03 (Indebtedness) that is described under the final proviso in clause (h) of such Section.

“Pro Rata Tranche B1 Term Share” means, with respect to each Tranche B1 Term Loan Lender, the percentage (carried out to the ninth decimal place) of the principal amount of the Tranche B1 Term Loan funded by such Tranche B1 Term Loan Lender as of the date of measurement thereof, after giving effect to any subsequent assignments made pursuant to Section 10.07 (Assignments and Participations), pursuant to which such Tranche B1 Term Loan Lender becomes a party hereto, as applicable.

“Required Tranche B1 Term Loan Lenders” means, as of any date of determination, Tranche B1 Term Loan Lenders having more than fifty percent (50%) of the Outstanding Amount of the Tranche B1 Term Loans; provided that the portion of the Outstanding Amount of the Tranche B1 Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche B1 Term Loan Lenders.

“Stated Tranche B1 Term Loan Maturity Date” means September 30, 2020.

“Third Amendment” means that certain Amendment No. 3 to this Agreement, dated as of September 3, 2013, among the Borrowers and the Administrative Agent.

“Third Amendment Effective Date” means the date on which the Third Amendment shall have become effective in accordance with its terms.

“Third Amendment Guarantor Consent” means that certain Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement in the form attached as Exhibit A to the Third Amendment, dated as of September 3, 2013 and executed by each of the Guarantors.

“Tranche B1 Term Loan” means each Tranche B1 Term Loan as defined in and made pursuant to the Fourth Amendment.

“Tranche B1 Term Loan Lender” means each Lender that has a Tranche B Term Loan Commitment or a portion of the Outstanding Amount under the Tranche B Term Loan Facility, in each case, representing a Tranche B1 Term Loan.

“Tranche B1 Term Loan Maturity Date” means the earlier to occur of (a) the Stated Tranche B1 Term Loan Maturity Date and (b) such earlier date upon which the Outstanding Amounts under the Tranche B1 Term Loan, including accrued and unpaid interest, are either due and payable or are otherwise paid in full in accordance with the terms hereof.

(b) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows

“Permitted Senior Note Net Debt Proceeds” means, at any date, the Net Proceeds of a Debt Issuance on or after the Fourth Amendment Effective Date pursuant to clause (h)(II) of Section 7.03 (Indebtedness) that is described under the final proviso in clause (h) of such Section.

“Pro Rata Tranche B Term Share” means, with respect to each Tranche B Term Loan Lender (other than a Tranche B1 Term Loan Lender), the percentage (carried out to the ninth decimal place) of the principal amount of the Tranche B Term Loan (other than any Tranche B1 Term Loan) funded by such Tranche B Term Loan Lender as of the date of measurement thereof, after giving effect to any subsequent assignments made pursuant to Section 10.07 (Assignments and Participations), pursuant to which such Tranche B Term Loan Lender becomes a party hereto, as applicable.

“Required Tranche B Term Loan Lenders” means, as of any date of determination, Tranche B Term Loan Lenders (except for Tranche B1 Term Loan Lenders) having more than fifty percent (50%) of the Outstanding Amount of the Tranche B Term Loans (except for Tranche B1 Term Loans); provided that the portion of the Outstanding Amount of the Tranche B Term Loans (except for Tranche B1 Term Loans) held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche B Term Loan Lenders.

“Term Loan Maturity Date” means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Tranche B1 Term Loan Maturity Date, or the maturity date of any Incremental Term Loan, as applicable.

“Threshold Amount” means the Dollar Equivalent of the greater of $150,000,000 and two percent (2%) of Consolidated Total Assets.

“Tranche B Term Loan Lender” means each Lender that has a Tranche B Term Loan Commitment or a portion of the Outstanding Amount under the Tranche B Term Loan Facility. Unless otherwise expressly distinguished herein, each use of the term “Tranche B Term Loan Lender” shall include any Tranche B1 Term Loan Lender.

(c) The defined term “Acquired Permitted Capital Expenditure Amount” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby deleted in its entirety.

(d) The defined term “Capital Expenditures” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby deleted in its entirety.

(e) The defined term “Excess Cash Flow” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby deleted in its entirety.

(f) The defined term “Applicable Amount” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) deleting clause (a)(i) thereof in its entirety and replacing it with “(i) $1,317,000,000”, (ii) deleting clause (a)(ii) thereof in its entirety and replacing it with “(ii) [Reserved]”, (iii) deleting the phrase “Section 7.02(p) (Investments),” each time such phrase appears in clause (a)(iii) thereof, (iv) deleting the phrase “Investment,” immediately after the phrase “after giving effect to any” in clause (a)(iii) thereof, (v) deleting the phrase “January 1, 2011” in clause (a)(iii) thereof and replacing it with “ July 1, 2013”, (vi) adding the word “made” after “Restricted Payments” and before “pursuant” in clause (b)(ii) thereof, and (vii) deleting the phrase “Closing Date” in clause (b)(ii) thereof and replacing it with the phrase “Fourth Amendment Effective Date”.

(g) The defined term “Applicable Margin” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) adding the phrase “(except for any Tranche B1 Term Loan)” immediately following the phrase “Tranche B Term Loan” in clause (a) thereof and (ii) inserting the following new clause (b) immediately following clause (a) and re-lettering the current clauses (b) through (e) as new clauses (c) through (f), respectively:

“(b) with respect to the Segments of the Tranche B1 Term Loan maintained as (x) Base Rate Loans, a rate equal to 1.75% per annum and (y) Eurodollar Rate Loans, a rate equal to 2.75% per annum.”

(h) The defined term “Disqualified Stock” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the phrase “Stated Tranche B Term Loan Maturity Date” therein and replacing it with the phrase “Stated Tranche B1 Term Loan Maturity Date”.

(i) The defined term “Loan Documents” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the phrase “, the Third Amendment, the Third Amendment Guarantor Consent, the Fourth Amendment, the Fourth Amendment Guarantor Consent” after the phrase “the Second Amendment Guarantor Consent” and before the word “and” therein.

(j) The defined term “Interest Payment Date” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting each use of the phrase “or the Tranche B Term Loan Maturity Date” therein and replacing it with the phrase “, the Tranche B Term Loan Maturity Date or the Tranche B1 Term Loan Maturity Date”.

(k) The defined term “Interest Period” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting clause (iii) of the proviso therein in its entirety and replacing it with the following:

“(iii) no Interest Period shall extend beyond (w) with respect to Revolving Loans, Swing Line Loans and L/C Obligations, the Revolving Credit Stated Maturity Date, (x) with respect to any Segment of the Tranche A Term Loan, the Stated Tranche A Term Loan Maturity Date, (y) with respect to any Segment of the Tranche B Term Loan (except for Tranche B1 Term Loans), the Stated Tranche B Term Loan Maturity Date and (z) with respect to any Segment of the Tranche B1 Term Loan, the Stated Tranche B1 Term Loan Maturity Date.”

(l) The defined term “Permitted Acquisition” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) deleting the phrase “$175,000,000” in clause (ii) thereof and replacing it with the phrase “the greater of $200,000,000 and two percent (2%) of Consolidated Total Assets” and (ii) deleting the phrase “the greater of (i) $350,000,000 or (ii) the Dollar Equivalent of 5.0% of the total assets of the US Borrower and its consolidated Subsidiaries” in clause (iv) thereof and replacing it with the phrase “the Dollar Equivalent of the greater of $400,000,000 and five percent (5%) of Consolidated Total Assets” and (iii) amending and restating clause (v) thereof in its entirety to read as follows:

“(v) the Person acquired shall be a Subsidiary, or be merged into a Subsidiary, promptly following the consummation of such Acquisition (or if assets are being acquired, the acquiror shall be a wholly-owned Subsidiary), provided, that, except in the case of a Subsidiary that is designated as an Immaterial Foreign Joint Venture, in each case an aggregate of 80% or more of the outstanding Voting Stock of such Subsidiary is, directly or indirectly, owned or controlled by a Borrower or another Loan Party; and”.

(m) The defined term “Permitted Business” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by replacing the phrase “Closing Date” therein with “Fourth Amendment Effective Date”.

(n) The defined term “Permitted Intercompany Transaction” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the phrase “and Schedule 7.04(f) (HFE Restructuring)” immediately after the phrase “Schedule 7.04(b) (Restructured Foreign Subsidiaries)” in clause (e)(i) thereof.

(o) The defined term “Permitted Receivables Financing” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the phrase “$500,000,000” therein and replacing it with the phrase “$750,000,000”.

(p) The defined term “Permitted Senior Notes” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the phrase “Stated Tranche B Term Loan Maturity Date” in clause (iii) of the proviso therein and replacing it with the phrase “Stated Tranche B1 Term Loan Maturity Date”.

(q) The defined term “Solvent” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating clause (iii) thereof in its entirety to read as follows:

“(iii) its capital is not unreasonably small in relation to its business as conducted and as proposed to be conducted.”

(r) The defined term “Subsidiary” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the phrases “6.13,” and “7.15,” therein.

(s) The defined term “Tranche B Term Loan” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Unless otherwise expressly distinguished herein, each use of the term “Tranche B Term Loan” shall include any Incremental Tranche B Term Loan, including the Tranche B1 Term Loans.”

(t) The defined term “Tranche B Term Loan Commitment” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the phrase “and/or Pro Rata Tranche B1 Term Share, as applicable,” immediately after the phrase “Pro Rata Tranche B Term Share” found therein.

(u) The defined term “Tranche B Term Loan Maturity Date” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the phrase “(except for Tranche B1 Term Loans)” immediately following the phrase “Tranche B Term Loan” in clause (b) thereof.

(v) Section 2.01(c) (Facilities Increase) of the Credit Agreement is hereby amended by (i) deleting clause (i)(y)(ii) thereof in its entirety and replacing it with the following:

“(ii) such additional amount that would not, after giving effect to the incurrence of such Incremental Facility on a pro forma basis (assuming for such purposes that the entire amount of any such Revolving Commitment Increase is fully funded) cause the Senior Secured Leverage Ratio as at the time of incurrence of such Incremental Facility to equal or exceed 1.50:1.00”;

and (ii) amending and restating clause (ii) thereof in its entirety to read as follows:

“A Facilities Increase may be provided by any existing Lender or other Person, in each case, that is an Eligible Assignee, provided that each Eligible Assignee who is not an existing Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Administrative Agent after consultation with the Borrower Representative. The Administrative Agent shall promptly notify each Lender of the proposed Facilities Increase and of the proposed terms and conditions therefor agreed between the Borrower Representative and the Administrative Agent. Each such Lender or Eligible Assignee may, in its sole discretion, commit to participate in such Facilities Increase by forwarding its commitment therefor to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall allocate, in its sole discretion after consultation with the Borrower Representative (but in amounts not to exceed for any such Lender or Eligible Assignee the commitment received from such Lender or Eligible Assignee) the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the Dollar Revolving Credit Commitments or the Multicurrency Revolving Credit Commitments, as applicable, to be made as part of the Facilities Increase to any of the Lenders and/or Eligible Assignees from which it has received such written commitments.”

(w) Section 2.03(c) (Borrowings, Conversions and Continuations) of the Credit Agreement is hereby amended by deleting the phrase “and (v) no Segment of the Tranche B Term Loans may be Converted into or Continued as a Eurodollar Rate Segment without the consent of the Required Tranche B Term Loan Lenders” and replacing it with the following phrase: “, (v) no Segment of the Tranche B Term Loans (except for Tranche B1 Term Loans) may be Converted into or Continued as a Eurodollar Rate Segment without the consent of the Required Tranche B Term Loan Lenders and (vi) no Segment of the Tranche B1 Term Loans may be Converted into or Continued as a Eurodollar Rate Segment without the consent of the Required Tranche B1 Term Loan Lenders”.

(x) Section 2.06(b) (Optional Prepayment of the Term Loans) of the Credit Agreement is hereby amended by (i) deleting each use of the phrase “and/or Tranche B Term Loans” found in clauses (i) and (iii)(u) thereof and replacing it with the phrase “, Tranche B Term Loans (except for Tranche B1 Term Loans) and/or Tranche B1 Term Loans”, (ii) deleting the phrase “and/or Pro Rata Tranche B Term Share” in clause (i) thereof and replacing it with the phrase “, Pro Rata Tranche B Term Share and/or Pro Rata Tranche B1 Term Share”, (iii) by deleting the phrase “and the Tranche B Term Loans” in clause (iii)(z) thereof and replacing it with the phrase “, Tranche B Term Loans (except for Tranche B1 Term Loans) and Tranche B1 Term Loans”, (iv) adding the phrase “(except for Tranche B1 Term Loans)” immediately following the phrase “Tranche B Term Loans” each time such phrase appears in clause (iv) thereof, (v) deleting the phrase “fee payable to the Tranche B Term Lenders” in clause (iv) thereof and replacing it with the phrase “fee payable to the Tranche B Term Loan Lenders holding Tranche B Term Loans (except for Tranche B1 Term Loans)”, (vi) deleting the phrase “any Tranche B Term Lender” in clause (iv) thereof and replacing it with the phrase “any such Tranche B Term Loan Lender” and (vii) adding the following new clause (vi) immediately after clause (v) thereof:

“(vi) Any (A) amendment, amendment and restatement or other modification of this Credit Agreement consummated on or prior to the date that is six (6) months after the Fourth Amendment Effective Date or (B) voluntary prepayment of the Tranche B1 Term Loans consummated on or prior to the date that is six (6) months after the Fourth Amendment Effective Date with the proceeds of any other Indebtedness, including a substantially concurrent issuance or incurrence of new bank term loans under this Agreement (which voluntary prepayment shall be deemed to have occurred even if a portion of the Tranche B1 Term Loans are replaced, converted or re-evidenced with, into or by such new loans) the effect of which, in the case of either clause (A) or clause (B), is to decrease the Applicable Margin (or otherwise decrease the interest rate) with respect to any of the Tranche B1 Term Loans (including by virtue of any such replacement, conversion or re-evidencing), shall be accompanied by a fee payable to the Tranche B1 Term Loan Lenders (which shall include any Tranche B1 Term Loan Lender that is repaid in connection with any such amendment, amendment and restatement or other modification) in an amount equal to 1.0% of the aggregate principal amount of such amended, amended and restated, modified or prepaid Tranche B1 Term Loans.”

(y) Section 2.06(e)(i) (Mandatory Prepayments) of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and replacing it with the phrase “[Reserved.]”.

(z) Section 2.06(e)(ii) (Mandatory Prepayments) of the Credit Agreement is hereby amended by (i) deleting the phrase “Dollar Equivalent of $40,000,000” therein and replacing it with the phrase “Dollar Equivalent of the greater of $100,000,000 and one and one-half percent (1.5%) of Consolidated Total Assets” and (ii) deleting the proviso at the end of clause (b) in the second paragraph thereof and replacing it with the phrase “provided that, in any event, the US Borrower shall use commercially reasonable efforts to eliminate such tax effect in order to make such prepayments”.

(aa) Section 2.06(e)(iii) (Mandatory Prepayments) of the Credit Agreement is hereby amended by (i) deleting the first occurrence of the phrase “clause (h)(II)” therein and replacing it with the phrase “clause (h)(II) or (h)(III)” and (ii) deleting the second occurrence of the phrase “clause (h)(II)” therein and replacing it with “clause (h)(III)”.

(bb) Section 2.08(e) (Repayment of Loans) of the Credit Agreement is hereby amended by (i) adding “(i)” immediately before the phrase “to the Tranche B Term Loan Lenders” on the first line therein, (ii) adding the phrase “(except for any Tranche B1 Term Loans)” immediately following the phrase “Tranche B Term Loans” each time such phrase appears therein and (iii) adding the following clause (ii) immediately following the new clause (i):

“(ii) to the Tranche B1 Term Loan Lenders, the aggregate principal amount of all Tranche B1 Term Loans outstanding on the following dates (or, if any such date is not a Business Day, the next succeeding Business Day) in an amount equivalent to the percentage set forth opposite such date and subject to adjustments for prepayments made pursuant to Section 2.06 (Prepayments):

Date	Amount
December 31, 2013	0.25%

March 31, 2014	0.25%

June 30, 2014	0.25%

September 30, 2014	0.25%

December 31, 2014	0.25%

March 31, 2015	0.25%

June 30, 2015	0.25%

September 30, 2015	0.25%

December 31, 2015	0.25%

March 31, 2016	0.25%

June 30, 2016	0.25%

September 30, 2016	0.25%

December 31, 2016	0.25%

Date	Amount
March 31, 2017	0.25%

June 30, 2017	0.25%

September 30, 2017	0.25%

December 31, 2017	0.25%

March 31, 2018	0.25%

June 30, 2018	0.25%

September 30, 2018	0.25%

December 31, 2018	0.25%

March 31, 2019	0.25%

June 30, 2019	0.25%

September 30, 2019	0.25%

December 31, 2019	0.25%

March 31, 2020	0.25%

June 30, 2020	0.25%

Tranche B1 Term Loan Maturity Date	the entire unpaid principal balance of the Tranche B1 Term Loans

For the avoidance of doubt, the US Borrower shall repay the entire unpaid principal balance of the Tranche B1 Term Loans on the Tranche B1 Term Loan Maturity Date.

(cc) Section 2.13 (Payments Generally) of the Credit Agreement is hereby amended by (i) deleting each use of the phrase “or Pro Rata Tranche B Term Share” found in clauses (a)(ii) and (c)(ii) thereof and replacing it with the phrase “, Pro Rata Tranche B Term Share or Pro Rata Tranche B1 Term Share” and (ii) adding the phrase “or Pro Rata Tranche B1 Term Shares” immediately after each use of the phrase “Pro Rata Tranche B Term Shares” found in clause (f) thereof.

(dd) Section 2.17 (Specified Refinancing Debt) of the Credit Agreement is hereby amended by (i) deleting the phrase “(vi)” immediately before “the aggregate unused revolving commitments” in clause (a) thereof and replacing it with the phrase “(vii)” and (ii) inserting the phrase “Pro Rata Tranche B1 Term Share,” immediately after the phrase “Pro Rata Tranche B Term Share,” in clause (b) thereof.

(ee) Section 3.07(b) (Substitution of Lenders) of the Credit Agreement is hereby amended by deleting the phrase “and its Pro Rata Tranche B Term Share of the Tranche B Term Loan” and replacing it with the phrase “, its Pro Rata Tranche B Term Share of the Tranche B Term Loan (except for any Tranche B1 Term Loan) and its Pro Rata Tranche B1 Term Share of the Tranche B1 Term Loan”.

(ff) Section 5.01 (Existence) of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

“(b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals (i) to execute and deliver, and perform its obligations under, the Loan Documents to which it is a party and (ii) except where the failure to have such power and authority, governmental license, authorization, consent or approval could not reasonably be expected to have a Material Adverse Effect, to own its assets and carry on its business,”

(gg) Section 5.02 (Authorization; No Contravention) of the Credit Agreement is hereby amended by (i) deleting the phrase “any material Contractual Obligation material to the Loan Parties as a whole to which the Person is a party” in clause (ii) thereof and replacing it with the phrase “any Contractual Obligation to which the Person is a party, except to the extent such conflict, breach, contravention or default could not reasonably be expected to have a Material Adverse Effect”, (ii) deleting the phrase “the violation of which would be material to the Loan Parties as a whole” in clause (iv) thereof, (iii) deleting the word “material” appearing immediately before the word phrase “order, injunction” in clause (iv) thereof and (iv) inserting the phrase “, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect” at the end of clause (iv) thereof.

(hh) Section 5.11 (Taxes) of the Credit Agreement is hereby amended by inserting the word “material” immediately before the phrase “U.S. Federal” each time such phrase appears therein.

(ii) Section 5.12(a) (ERISA Compliance) of the Credit Agreement is hereby amended by (i) deleting the phrase “costs or liabilities to the Loan Parties, taken as a whole, that would exceed, in the aggregate, the Threshold Amount” in the first sentence thereof and replacing it with the phrase “a Material Adverse Effect, (i)”, (ii) inserting the phrase “(ii)” immediately before the phrase “each Foreign Plan is in” in the first sentence thereof, and (iii) deleting the phrase “costs or liabilities to the Loan Parties, taken as a whole, that would exceed, in the aggregate, the Threshold Amount” in the second and third sentences thereof and replacing it with the phrase “a Material Adverse Effect”.

(jj) Section 5.12(c) (ERISA Compliance) of the Credit Agreement is hereby amended by (i) inserting the phrase “where such ERISA Event could reasonably be expected to have a Material Adverse Effect” at the end of clause (i) thereof and (ii) inserting the phrase “or as could not reasonably be expected to have a Material Adverse Effect” immediately before the phrase “, no Pension Plan has any Unfunded Pension Liability” in clause (ii) thereof.

(kk) Section 5.15 (Disclosure) of the Credit Agreement is hereby amended by (i) inserting the phrase “and taken as a whole” immediately after the phrase “as modified or supplemented by other information so furnished” in the parenthetical therein and (ii) inserting the word “materially” immediately before the word “misleading” therein.

(ll) Section 5.24 (OFAC) of the Credit Agreement is hereby amended by adding the phrase “to the extent prohibited by applicable Law” at the end thereof.

(mm) The introductory paragraph to Article VI (Affirmative Covenants) of the Credit Agreement is hereby amended by deleting the phrase “6.13,” therein.

(nn) Section 6.01(b) (Financial Statements) of the Credit Agreement is hereby amended by deleting the phrase “, recurring” therein.

(oo) Section 6.03 (Notices) of the Credit Agreement is hereby amended by (i) deleting the phrase “exceed the Threshold Amount” in clause (a)(iii) thereof and replacing it with the phrase “have a Material Adverse Effect”, (ii) deleting the phrase “material” in clause (a)(iv) thereof, (iii) deleting the phrase “result in liability greater than $50,000,000” in clause (a)(iv) thereof and replacing it with the phrase “have a Material Adverse Effect”, (iv) deleting the phrase “result in Environmental Liabilities in excess of the Threshold Amount” in clause (a)(vi) thereof and replacing it with the phase “have a Material Adverse Effect” and (v) deleting the phrase “the Dollar Equivalent of the greater of $75,000,000 and one percent (1%) of Consolidated Total Assets” in clause (b) thereof and replacing it with the phrase “the Threshold Amount”.

(pp) Section 6.10 (Inspection Rights) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary in this Section 6.10, none of the Borrowers or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that is subject to attorney-client or similar privilege or constitutes attorney work product.”

(qq) Section 6.13 (Conduct of Business; Maintain Principal Line of Business) of the Credit Agreement is hereby deleted in its entirety and replaced with the phrase “[Reserved.]”.

(rr) Section 6.17 (Interest Rate Protection) of the Credit Agreement is hereby amended by deleting the word “Indebtedness” therein and replacing it with the phrase “Consolidated Funded Indebtedness”.

(ss) Section 6.22 (Proceeds of Certain Indebtedness) of the Credit Agreement is hereby amended by (i) deleting the phrase “generated by each Debt Issuance described under the proviso in clause (h)(II) of Section 7.03 (Indebtedness)” therein and replacing it with “and Permitted Unsecured Net Debt Proceeds”, (ii) deleting the phrase “second anniversary of the issuance thereof” therein and replacing it with “second anniversary of the applicable Debt Issuance” and (iii) inserting the phrase “or Bond Repurchases of unsecured Indebtedness incurred pursuant to clause (h)(III) of Section 7.03 (Indebtedness)” at the end of clause (iv) thereof.

(tt) The introductory paragraph to Article VII (Negative Covenants) of the Credit Agreement is hereby amended by deleting the phrase “7.15,” therein.

(uu) Section 7.01 (Liens) of the Credit Agreement is hereby amended by;

(i) deleting the phrase “$75,000,000” in clause (h) thereof and replacing it with the phrase “the Threshold Amount”;

(ii) deleting the phrase “$25,000,000” in clause (p) thereof and replacing it with the phrase “$50,000,000”;

(iii) deleting the phrase “$150,000,000 or” in clause (u) thereof and replacing it with the phrase “$200,000,000 and”; and

(iv) deleting the phrase “the Dollar Equivalent of $100,000,000” in clause (v) thereof and replacing it with the phrase “the Threshold Amount”.

(vv) Section 7.02 (Investments) of the Credit Agreement is hereby amended by (i) deleting the phrase “$2,000,000” in clause (c) thereof and replacing it with the phrase “$10,000,000”, (ii) deleting the phrase “$125,000,000” in clause (d) thereof and replacing it with the phrase “$200,000,000” and (iii) deleting the phrase “$200,000,000” in clause (p)(a) thereof and replacing it with the phrase “the greater of $250,000,000 and two and one-half percent (2.5%) of Consolidated Total Assets”.

(ww) Section 7.03 (Indebtedness) of the Credit Agreement is hereby amended by:

(i) deleting the phrase “$150,000,000” in clause (d) thereof and replacing it with the phrase “the greater of $250,000,000 and two and one-half percent (2.5%) of Consolidated Total Assets”;

(ii) deleting the phrase “the Dollar Equivalent of the greater of $75,000,000 and one percent (1%) of Consolidated Total Assets” in clause (e) thereof and replacing it with the phrase “the Threshold Amount”;

(iii) deleting the phrase “Stated Tranche B Term Loan Maturity Date” in clause (f) thereof and replacing it with the phrase “Stated Tranche B1 Term Loan Maturity Date”;

(iv) adding the phrase “and the use of proceeds thereof” immediately after the phrase “after giving effect to such incurrence” in clause (h)(I)(i) thereof;

(v) adding the phrase “and the use of proceeds thereof” immediately after the phrase “after giving effect to such incurrence” in clause (h)(II)(iii) thereof;

(vi) deleting the word “and” immediately before the phrase “(II) Indebtedness” in clause (h) thereof, and deleting the last proviso in clause (h) thereof in its entirety and replacing it with the following:

“and (III) unsecured Indebtedness; provided, that (A) such Indebtedness (w) matures at least three months after the latest maturity date of the Term Loans, (x) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of each of the Tranche A Term Loans and the Tranche B Term Loans, (y) does not contain maintenance covenants that are more restrictive than Section 7.13 (Financial Covenants) and (z) if guaranteed, is guaranteed only by Subsidiaries of the US Borrower that are Guarantors and (B) one hundred percent (100%) of the Net Proceeds thereof are applied to repay Loans in accordance with the requirements of Section 2.06(e)(iii) (Mandatory Prepayments); provided, further that such Indebtedness shall not be permitted to be incurred unless, both immediately before and after the incurrence of such Indebtedness, (i) the US Borrower shall be in compliance with the financial covenants specified in Section 7.13 (Financial Covenants) on a pro forma basis after giving effect to such incurrence and the use of proceeds thereof, as shall be certified by a Responsible Officer of the Borrower Representative, together with supporting calculations in reasonable detail, (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (iii) all representations and warranties contained in Article V (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects as though made on and as of the date of such incurrence, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date; provided, that, with respect to all Indebtedness incurred after the Fourth Amendment Effective Date pursuant to clause (h)(II) or (h)(III) above, the requirement to apply one hundred percent (100%) of the Net Proceeds of such Indebtedness to repay the Loans as provided in clause (ii) above of Section 7.03(h)(II) or clause (B) above of Section 7.03(h)(III), as applicable, shall not apply to the first $750,000,000 of the aggregate Net Proceeds of such unsecured Indebtedness incurred after the Fourth Amendment Effective Date pursuant to Section 7.03(h)(II) and Section 7.03(h)(III);

(vii) deleting the phrase “$150,000,000 or” in clause (k)(i)(x) thereof and replacing it with the phrase “$250,000,000 and”;

(viii) deleting the phrase “$350,000,000” in clause (k)(ii) thereof and replacing it with the phrase “the greater of $500,000,000 and five percent (5%) of Consolidated Total Assets”;

(ix) adding the phrase “and the use of proceeds thereof” immediately after the phrase “after giving effect to such Indebtedness” in clause (k) thereof;

(x) deleting the phrase “$80,000,000” in clause (m) thereof and replacing it with the phrase “$100,000,000”;

(xi) deleting the word “and” at the end of clause (n) thereof;

(xii) deleting the phrase “the Dollar Equivalent of $100,000,000.” at the end of clause (o) thereof and replacing it with “the Threshold Amount; and”; and

(xiii) adding the following new clause (p) at the end thereof:

“(p) (i) Indebtedness in an aggregate principal amount not to exceed $1,000,000,000 (I) of a Person or Indebtedness attaching to the assets of a Person that, in either case, becomes a Loan Party or becomes or is merged into or consolidated with a Subsidiary after the Fourth Amendment Effective Date as the result of a Permitted Acquisition or (II) attaching to assets that are acquired by any Loan Party after the Fourth Amendment Effective Date as the result of a Permitted Acquisition; provided that (w) such Indebtedness existed at the time such Person became a Loan Party or became or was merged into or consolidated with a Subsidiary or at the time such assets were acquired and, in each case, was not created in contemplation thereof, (x) such Indebtedness is only secured by the assets acquired in the applicable Permitted Acquisition (including any acquired Equity Interests), (y) both immediately prior and after giving effect thereto no Default or Event of Default shall exist or result therefrom and (z) such Indebtedness is not guaranteed in any respect by any Loan Party (other than (A) by any such Person that so becomes a Subsidiary or (B) to the extent any Loan Party is otherwise permitted to guaranty such Indebtedness under another provision under this Section 7.03 (Indebtedness)) and (ii) any Permitted Refinancing of Indebtedness incurred pursuant to clause (i) above.”

(xx) Section 7.05(c) (Dispositions) of the Credit Agreement is hereby amended by deleting the phrase “the Dollar Equivalent of the greater of $75,000,000 and one percent (1%) of Consolidated Total Assets” therein and replacing it with the phrase “the Threshold Amount”.

(yy) Section 7.07 (Restricted Payments) of the Credit Agreement is hereby amended by (i) deleting the phrase “Stated Tranche B Term Loan Maturity Date” in clause (e) thereof and replacing it with the phrase “Stated Tranche B1 Term Loan Maturity Date”, (ii) inserting the phrase “from and after the Fourth Amendment Effective Date” immediately after the phrase “in an aggregate amount” in clause (e) thereof, (iii) deleting the phrase “$200,000,000” in clause (e) thereof and replacing it with the phrase “$300,000,000”, (iv) deleting the word “and” at the end of clause (g) thereof, (v) deleting the “.” at the end of clause (h) thereof and replacing it with “; and” and (vi) adding the following new clause (i) at the end thereof:

“(i) the US Borrower and each Subsidiary may make Restricted Payments to the extent constituting all or any part of any Permitted Acquisition Earn-Out to holders of minority interests in an entity acquired pursuant to a Permitted Acquisition after the consummation of such Permitted Acquisition.”

(zz) Section 7.15 (Capital Expenditures) of the Credit Agreement is hereby deleted in its entirety and replaced with the phrase “[Reserved.]”

(aaa) Section 7.19(b) (Subordinated Indebtedness, etc.) of the Credit Agreement is hereby amended by (i) deleting clause (i) of the proviso therein in its entirety and renumbering clauses (ii) and (iii) as clauses

(i) and (ii), respectively and (ii) deleting each instance of the phrase “Subordinated Indebtedness or Permitted Senior Notes” in the proviso therein and replacing it with the phrase “Subordinated Indebtedness, unsecured Indebtedness incurred pursuant to Section 7.03(h)(III), or Permitted Senior Notes”.

(bbb) Section 8.01(a) (Events of Default; Non-Payment) of the Credit Agreement is hereby amended by deleting the phrase “three Business Days” in clause (ii) thereof and replacing it with the phrase “five (5) Business Days”.

(ccc) Section 8.01(b) (Events of Default; Specific Covenants) of the Credit Agreement is hereby amended by (i) deleting the phrase “Section 6.14 (New Subsidiaries and Pledgors),” in clause (i) thereof, (ii) inserting the phrase “(solely with respect to the Borrowers)” immediately after the phrase “Section 6.05 (Preservation of Existence, Etc.)” in clause (ii) thereof and (iii) deleting the phrase “, 6.10 (Inspection Rights), 6.13 (Conduct of Business; Maintain Principal Line of Business) or 6.17(Interest Rate Contracts)” in clause (ii) thereof.

(ddd) Section 8.01(e) (Events of Default; Cross Default) of the Credit Agreement is hereby amended by (i) deleting the phrase “including undrawn committed or available amounts and” each time such phrase appears in clause (i) thereof and (ii) inserting the phrase “beyond the grace period, if any, provided therefor” at the end of clause (i)(A) thereof.

(eee) Section 8.01(f) (Events of Default; Insolvency Proceedings, Etc.) of the Credit Agreement is hereby amended by deleting the phrase “any of their respective Subsidiaries” therein and replacing it with the phrase “any other Material Company”.

(fff) Section 8.01(g) (Events of Default; Inability to Pay Debts; Attachment) of the Credit Agreement is hereby amended by deleting the phrase “thirty (30) days” therein and replacing it with the phrase “sixty (60) days”.

(ggg) Section 8.01(k) (Events of Default; Failure to Create Liens) of the Credit Agreement is hereby amended by deleting the phrase “$25,000,000” therein and replacing it with the phrase “$50,000,000”.

(hhh) Section 10.01(a) (Amendments, Etc.) of the Credit Agreement is hereby amended by (i) inserting the phrase “the Required Tranche B1 Term Loan Lenders,” immediately following the phrase “the Required Tranche B Term Loan Lenders,” at both instances of the phrase found in clause (ii) thereof, (ii) inserting the phrase “Pro Rata Tranche B1 Term Shares,” immediately following the phrase “Pro Rata Tranche B Term Shares,” in clause (vii) thereof, (iii) inserting the phrase ““Required Tranche B1 Term Loan Lenders,”” immediately following the phrase ““Required Tranche B Term Loan Lenders,”” in clause (ix) thereof, (iv) deleting the phrase ““Pro Rata Tranche B Term Shares” in clause (ix) thereof and replacing it with the phrase ““Pro Rata Tranche B Term Share,””, (v) inserting the phrase ““Pro Rata Tranche B1 Term Share,”” immediately following the phrase ““Pro Rata Tranche B Term Share,”” in clause (ix) thereof and (vi) deleting the phrase “and the Required Tranche B Term Loan Lenders” in the hanging paragraph immediately following clause (x) thereof and replacing it with the phrase “, the Required Tranche B Term Loan Lenders and the Required Tranche B1 Term Loan Lenders”.

(iii) Section 10.07(a) (Assignments and Participations) of the Credit Agreement is hereby amended by inserting the phrase “and/or Pro Rata Tranche B1 Term Share” immediately after the phrase “Pro Rata Tranche B Term Share” at both instances of the phrase found in clause (i)(D) thereof.

(jjj) The Credit Agreement is hereby amended by adding a new Schedule 7.04(f) (HFE Restructuring) thereto in the form of Schedule 7.04(f) attached to this Amendment.

Section 2. Tranche B1 Term Loans; Tranche B1 Term Loan Lenders.

(a) The Borrowers, the Administrative Agent and the Lenders acknowledge and agree that the Tranche B1 Term Loans shall be deemed to be “Incremental Tranche B Term Loans”, “Incremental Term Loans”, “Tranche B Term Loans”, “Term Loans” and “Loans” and (ii) the Tranche B1 Term Loan Lenders holding Tranche B1 Term Loans shall be “Tranche B Term Loan Lenders”, “Term Loan Lenders” and “Lenders”, in each case of (i) and (ii) above, under and for all purposes of, the Amended Credit Agreement (except as expressly provided otherwise in the Amended Credit Agreement) and the other Loan Documents, and such Tranche B1 Term Loan Lenders shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all of the rights of a Tranche B Term Loan Lender thereunder (except as expressly provided otherwise in the Amended Credit Agreement). The Borrowers, the Administrative Agent and the Lenders hereby further acknowledge and agree that the Tranche B1 Term Loans made on the Fourth Amendment Effective Date shall constitute a separate Series of Tranche B Term Loans and, when funded, will constitute Tranche B Term Loans for all purposes of the Amended Credit Agreement. The Third Facilities Increase is a facilities increase pursuant to Section 2.01(c) (Facilities Increase).

(b) The obligations of the Tranche B1 Term Loan Lenders who committed to make Tranche B1 Term Loans to fund each of their respective Pro Rata Tranche B1 Term Shares (as defined in the Amended Credit Agreement) of the Tranche B1 Term Loans are several and not joint. The failure of any Tranche B1 Term Loan Lenders who committed to make Tranche B1 Term Loans to fund its Pro Rata Tranche B1 Term Share of the Tranche B1 Term Loans on the applicable Facilities Increase Date shall not relieve any other Tranche B1 Term Loan Lenders who committed to make Tranche B1 Term Loans of its corresponding obligation to do so on such date, and no Tranche B1 Term Loan Lender making Tranche B1 Term Loans shall be responsible for the failure of any other Tranche B1 Term Loan Lender who committed to make Tranche B1 Term Loans to fund its Pro Rata Tranche B1 Term Share of the Tranche B1 Term Loans.

Section 3. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Fourth Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied; provided that, notwithstanding the foregoing, the waivers set forth in Section 7 (Waivers) of this Amendment shall become effective upon receipt by the Administrative Agent of signature pages to this Amendment duly executed by the Required Lenders:

(a) Certain Documents. The Administrative Agent shall have received each of the following (unless otherwise agreed to or waived by the Administrative Agent), in form and substance satisfactory to the Administrative Agent and dated as of the Fourth Amendment Effective Date:

(i) this Amendment, duly executed by the Borrowers, the Administrative Agent, each Tranche B1 Term Loan Lender and the Required Lenders;

(ii) the Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement in the form attached hereto as Exhibit A (the “Guarantor Consent”), duly executed by each of the Guarantors;

(iii) written commitments in form and substance satisfactory to the Administrative Agent duly executed by the applicable Tranche B1 Term Loan Lenders in an aggregate amount at least equal to the amount of the Tranche B1 Term Loans;

(iv) a copy of the (A) except for the Luxembourg Borrower, certificates of such official attesting to the good standing of each such Loan Party in such State and (B) with respect to the

Luxembourg Borrower, (x) an excerpt delivered by the Luxembourg RCS on or prior to the Fourth Amendment Effective Date and (y) a certificate of absence of judicial decisions (certificat de non-inscription d’une décision judiciaire), delivered by the Luxembourg RCS, with respect to the situation of the Luxembourg Borrower on or prior to the Fourth Amendment Effective Date;

(v) (A) with respect to the US Borrower, a certificate of a Secretary or Assistant Secretary of the US Borrower or such other Person designated to act on behalf of the US Borrower; (B) with respect to the Luxembourg Borrower, a certificate of a Category A and/or Category B Manager (or such other Person designated to act on behalf of the Luxembourg Borrower) authorized for such purpose by the Luxembourg Borrower; and (C) with respect to any other Loan Party, a certificate of a Secretary, an Assistant Secretary or a Vice President of such Loan Party or such Person designated to act on behalf of such Loan Party, in each case, certifying (w) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver this Amendment and any Loan Document or any other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (x) that there have been no changes in the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification from the by-laws (or equivalent Constituent Document) of such Loan Party delivered in connection with Amendment No. 2 to the Credit Agreement other than those changes attached to the certificate, (y) the resolutions of such Loan Party’s Board of Directors or the Board of Managers or Sole Member (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, including the incurrence of the Tranche B1 Term Loans and (z) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered in connection with Amendment No. 2 to the Credit Agreement other than those changes attached to the certificate;

(vi) a favorable opinion of (A) Kane Kessler, P.C., counsel to the Loan Parties and (B) counsel to the Luxembourg Borrower in Luxembourg, each in form and substance reasonably satisfactory to the Administrative Agent and addressing such matters relating to this Amendment as the Administrative Agent may reasonably request;

(vii) a certificate of a Responsible Officer of the US Borrower, in form and substance satisfactory to the Administrative Agent, stating that the US Borrower and each of its Subsidiaries on a consolidated basis are Solvent after giving effect to the Tranche B1 Term Loans, the application of the proceeds thereof in accordance with this Amendment and the payment of all estimated Attorney Costs, and accounting and other fees related to this Amendment and the Acquisition and to the other Loan Documents and the transactions contemplated thereby; and

(viii) such additional documentation as the Administrative Agent may reasonably require prior to the execution and delivery of this Amendment.

(b) Acquisition. Substantially simultaneously with the borrowing of the Tranche B1 Term Loans, the Acquisition shall have been consummated.

(c) Additional Conditions. (i) The US Borrower shall have delivered to the Administrative Agent a duly executed Tranche B Term Loan Interest Rate Selection Notice, (ii) except as expressly waived or modified pursuant to the terms of this Amendment, the Tranche B1 Term Loans shall be made on the terms and conditions set forth in Section 2.01(c) (Facilities Increase) of the Credit Agreement and (iii) the US Borrower shall be in compliance with Section 7.13 (Financial Covenants) of the Credit Agreement on the Fourth Amendment Effective Date for the most recently ended fiscal quarter for which financial statements are available pursuant to Section 6.01(a) or (b) (Financial Statements) of the Credit Agreement, both before and after giving pro forma effect to the Tranche B1 Term Loans.

(d) Fees and Expenses Paid. The Borrowers shall have paid to the Administrative Agent, for the account of (i) the Agents, all fees and expenses (including Attorney Costs of the Agents) due and payable on or before the Fourth Amendment Effective Date, (ii) the Lenders (including any Person becoming a Lender of Tranche B1 Term Loans on the Fourth Amendment Effective Date), any fees due and payable on or before the Fourth Amendment Effective Date and (iii) the existing Lenders, any amendment fees payable in connection with this Amendment (if any).

(e) Representations and Warranties; No Defaults. The Administrative Agent, for the benefit of the Lenders, shall have received a certificate of a Responsible Officer of the US Borrower certifying that the following statements shall be true on the Fourth Amendment Effective Date, both before and after giving effect to the incurrence of the Tranche B1 Term Loans and the application of the proceeds thereof:

(i) the representations and warranties set forth in Article V (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date and shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and except to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct; and

(ii) no Default or Event of Default shall have occurred and be continuing.

Upon the effectiveness of the waivers set forth in Section 7 (Waivers) of this Amendment, the Administrative Agent shall allocate the Tranche B1 Term Loans among the Tranche B1 Term Loan Lenders, with the Fourth Amendment Effective Date to occur promptly thereafter.

Section 4. Certain Covenants and Agreements.

(a) Further Assurances. The Borrowers hereby covenant and agree that after giving effect to this Amendment, the Borrowers and their respective Subsidiaries shall take such other actions and deliver such documents, at their sole cost and expense, as reasonably requested by Administrative Agent in furtherance of the foregoing, and the Borrowers shall otherwise comply in all respects with Section 6.14 (New Subsidiaries and Pledgors) and Section 6.20 (Further Assurances) of the Amended Credit Agreement in accordance with the terms thereof.

(b) Default. Any breach by the Borrowers of their obligations under this Section 4 shall constitute a Default under Section 8.01(c) (Other Defaults) of the Amended Credit Agreement and, if unremedied after the provision of notice and passage of time contemplated by such Section, an Event of Default for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 5. Representations and Warranties. Each of the Borrowers, on behalf of itself and the other Loan Parties, hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) The execution, delivery and performance of this Amendment and the Guarantor Consent by each Loan Party that is a party hereto and thereto have been duly authorized by all necessary corporate or other

Organizational Action (including the consent of stockholders where required), and this Amendment and the Guarantor Consent do not and will not (i) contravene or violate any of the terms of any of such Person’s Constituent Documents, (ii) conflict with or result in any breach or contravention of, constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation material to the Loan Parties as a whole to which the Person is a party, (iii) result in the creation or imposition of any Lien upon any property of such Person or any of its Subsidiaries except for any Permitted Liens, or (iv) violate any Law the violation of which would be material to the Loan Parties as a whole (including Regulations T, U and X of the FRB) or material order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Person or its property is subject.

(b) This Amendment and the Guarantor Consent have been duly executed and delivered by each Loan Party that is a party hereto and thereto. This Amendment, the Guarantor Consent and the Credit Agreement, as amended hereby, constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party hereto and thereto in accordance with its terms, except as the enforceability thereof may be limited by public policy, applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at Law or in equity).

Section 6. Reference to and Effect on the Loan Documents.

(a) As of the Fourth Amendment Effective Date, each reference in the Credit Agreement and the other Loan Documents to the “Credit Agreement”, “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(b) Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or of any right, power, privilege or remedy of any Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as to any waiver explicitly set forth in Section 7 of this Amendment.

(d) The Borrowers hereby confirm that the security interests and Liens granted by the Borrowers pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

Section 7. Waivers. Effective as provided in Section 3 (Conditions to Effectiveness), the Required Lenders and all Lenders party hereto, solely to the extent necessary to permit the Tranche B1 Term Loans to be incurred on the Fourth Amendment Effective Date, hereby waive (i) the requirement under Section 2.01(c)(i) (Facilities Increase) of the Credit Agreement that no Facilities Increase shall be effective earlier than ten (10) days after the delivery of the Facilities Increase Notice to the Administrative Agent in respect of such Facilities Increase, (ii) the requirement under Section 2.01(c)(i)(y) (Facilities Increase) of the Credit Agreement that the Senior Secured Leverage Ratio be less than 1.50:1.00 in order to allow a Facilities Increase in a principal amount in excess of the $500,000,000 permitted pursuant to Section 2.01(c)(i)(x) (Facilities Increase) and (iii) the requirement under Section 2.01(c)(ii) (Facilities Increase) that the Administrative Agent allocate amounts in respect of a Facilities Increase to Eligible Assignees who are not existing Lenders only for amounts in excess of the aggregate amount of the commitments received from existing Lenders.

Section 8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 9. Submission to Jurisdiction. Any legal action or proceeding with respect to this Amendment may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Amendment, each Person party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

Section 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 11. Severability. The fact that any term or provision of this Amendment (or of the Credit Agreement to the extent modified pursuant to this Amendment) is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 12. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile, PDF or other electronic copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

Section 13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

US BORROWER:

JARDEN CORPORATION, a Delaware corporation

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President, General Counsel and Secretary

LUXEMBOURG BORROWER:

JARDEN LUX HOLDINGS S.à r.l., a company incorporated under the laws of the Grand Duchy of Luxembourg

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Authorized Signatory

JARDEN LUX S.à r.l., a company incorporated under the laws of the Grand Duchy of Luxembourg

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Category A Manager

JARDEN LUX FINCO S.à r.l., a company incorporated under the laws of the Grand Duchy of Luxembourg

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Category A Manager

BARCLAYS BANK PLC, as Administrative Agent and Tranche B1 Term Loan Lender

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director